Exhibit 99.1
8x8, Inc. Reports Third Quarter Fiscal 2024 Financial Results
•Service Revenue of $175 million and Total Revenue of $181 million
•Cash flow from operations increased 45% year-over-year to $22.4 million
•Ending cash, cash equivalents, restricted cash and investments of $170 million
•Continued momentum from new products, including AI-based Intelligent Customer Assistant

CAMPBELL, CA, January 31, 2024 – 8x8, Inc. (NASDAQ: EGHT), a leading integrated cloud contact center and unified communications platform provider, today reported financial results for the third quarter of fiscal 2024 ended December 31, 2023.
Third Quarter Fiscal 2024 Financial Results:
•Total revenue of $181.0 million, compared to $184.4 million in the third quarter of fiscal 2023.
•Service revenue of $175.1 million, compared to $175.8 million in the third quarter of fiscal 2023.
•GAAP operating loss was $9.4 million, an improvement of 48.1% compared to GAAP operating loss of $18.1 million in the third quarter of fiscal 2023.
•Non-GAAP operating profit was $24.3 million, an increase of 32% compared to non-GAAP operating profit of $18.3 million in the third quarter of fiscal 2023.
•GAAP net loss was $21.2 million, a decrease of 18%, compared to GAAP net loss of $26.0 million in the third quarter of fiscal 2023.
•Non-GAAP net income was $14.8 million, an increase of 78.5% compared to non-GAAP net income of $8.3 million in the third quarter of fiscal 2023.
•Adjusted EBITDA was $30.7 million, an increase of 19% compared to Adjusted EBITDA of $25.7 million, in the third quarter of fiscal 2023.

“I am pleased to report that we met our guidance ranges for service revenue and total revenue and exceeded our guidance range for non-GAAP operating margin in the third quarter,” said Samuel Wilson, Chief Executive Officer of 8x8, Inc. “Non-GAAP operating margin exceeded our guidance range and cash flow from operations was strong again this quarter.

"At the beginning of this fiscal year we outlined a plan to return $250 million to our investors primarily through debt repayment in fiscal years 2024 through fiscal 2026. We will retire the remaining 2024 Notes upon maturity on February 1, 2024 using $63.3 million of cash out of the $170 million of cash, cash equivalents and investments on the balance sheet as of December 31, 2023. Once the redemption is completed, we will have returned $88.3 million to debt investors since the beginning of fiscal 2024,” added Wilson.
Third Quarter Fiscal 2024 Financial Metrics and Recent Business Highlights:
Financial Metrics
•Total ARR was $707 million at quarter-end, an increase of 1% from the end of the same period last year.
•GAAP gross margin was 69%, compared to 69% in the same period last year. Non-GAAP gross margin was 72%, compared to 72% in the same period last year.
•GAAP service revenue gross margin was 72%, compared to 73% in the same period last year. Non-GAAP service revenue gross margin was 74%, compared to 76% in the same period last year.
•Cash provided by operating activities was $22.4 million for the third quarter of fiscal 2024, compared to $15.5 million in the same period last year.
•Cash, cash equivalents, restricted cash and investments were $170.4 million on December 31, 2023, compared to $139.0 million on March 31, 2023.

A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.
Recent Business Highlights:
Product Innovation Highlights
•Announced a new product line to deliver cross-organization customer engagement, empowering end-to-end CX orchestration for all customer touch points across the entire organization. The new capabilities further bridge the gap between UCaaS and CCaaS, transforming the availability, utilization, and contextualization of customer interaction data to enable smarter decision making through powerful and predictive insights.
•Announced the availability of native video functionality for 8x8 Contact Center to enhance speed-to-resolution and overall customer experiences.
•Launched 8x8 Remote Fix™ for UK housing associations, delivered as part of 8x8 Contact Center, to provide public housing contact center agents with the ability to elevate real-time tenant interactions to video using a secure video link to visually address and resolve issues.
•Delivered the the latest 8x8 XCaaS™ (Experience Communications as a Service™) integrated cloud contact center and unified communications platform innovations for enhanced customer and employee experiences, including AI-powered voice conversational self-service and the ability to elevate contact center interactions to video, further integrations with Microsoft Teams, and 8x8 video meeting enhancements.
•Announced 8x8 Sales Assist™ for retailers. Combining components of 8x8 Contact Center, 8x8 CPaaS, and 8x8 Work, the retail solution provides connected journeys across self- and assisted-service use cases while enabling retailers to improve customer satisfaction.

Industry Recognition
•Recognized as a Leader in the 2023 Gartner® Magic Quadrant™ for Unified Communications as a Service. This is the twelfth consecutive year 8x8 has been recognized as a Leader in this report.
•Won 2023 CRN Product of the Year Awards in the Unified Communications and Collaboration - Enterprise category for revenue and profit.
•Won TrustRadius’ 2023 Best Of Awards in the categories of Best Feature Set, Best Value for the Price, and Best Relationship in VoIP.
•Named a FrontRunner in the Software Advice Best IVR Software list of 2023, highlighting the top-rated IVR Systems products in North America.
•Awarded 38 badges in the G2 Winter 2024 Awards, including Leader in Enterprise, High Performer in Enterprise, and Momentum Leader, among others.
•Won 2023 Comms Council UK Award for Best Enterprise Service.

Corporate ESG and Leadership Updates
•Appointed Michelle Paitich as Global Vice President of Channel Sales. Paitich is a recognized go-to-market leader and talented partner executive, excelling as an organization builder and problem solver and is known for building high-performing teams and partner programs while simultaneously managing operations to exceed sales goals.
•Appointed Mike McCarron as Vice President of Customer Strategy. McCarron has over 20 years of enterprise software experience building successful go-to-market teams, developing long-term relationships and deep alignments with customers, and fostering strong internal collaboration and communication.
•Appointed Brian Paterson as Global Vice President of North America Sales. Paterson is a recognized executive SaaS sales leader with a proven two-decade track record of developing incredible teams and successful customer and partner relationships that result in substantial revenue growth.
•Published the Environmental Policy and the 2022 Carbon Emissions & Reduction Plan Report for 8x8 UK, Ltd.
•The 8x8 Diversity Council updated and published the 8x8 Diversity Statement, codifying our core beliefs and the Council's mission statement in a single document.

Fourth Quarter and Updated Fiscal 2024 Financial Outlook:
Management provides expected ranges for total revenue, service revenue and non-GAAP operating margin based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.
Fourth Quarter Fiscal 2024 Ending March 31, 2024
•Service revenue in the range of $171 million to $175 million.
•Total revenue in the range of $176 million to $181 million.
•Non-GAAP operating margin in the range of approximately 10%.
Fiscal Year 2024 Ending March 31, 2024
•Service revenue in the range of $699.1 million to $703.1 million.
•Total revenue in the range of $725.3 million to $730.3 million.
•Non-GAAP operating margin in the range of 12.5% to 13%.

The Company does not reconcile its forward-looking estimates of non-GAAP operating margins to the corresponding GAAP measures of GAAP operating margin due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses it excludes. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margins. Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. All projections are on a non-GAAP basis. Additionally, our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome. See the Explanation of GAAP to Non-GAAP Reconciliation below for the definition of non-GAAP operating margin.
Conference Call Information:
Management will host a conference call to discuss earnings results on January 31, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will last approximately 60 minutes. Participants may:
•Register to participate in the live call at
https://register.vevent.com/register/BIe52141f51630475693cd3f7e4211a034
•Access the live webcast and replay from the Company’s investor relations events and presentations page at https://8x8.gcs-web.com/news-events/events-presentations.
Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit https://8x8.gcs-web.com/.
About 8x8, Inc.
8x8, Inc. (NASDAQ: EGHT) is transforming the future of business communications as a leading software as a service provider of 8x8 XCaaS™ (Experience Communications as a Service™), an integrated contact center, voice communications, video, chat, and SMS solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between unified communications as a service (UCaaS) and contact center as a service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

Forward Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends; the size of our market opportunity; the potential success and impact of our investments in AI; our strategic framework; our ability to increase profitability and cash flow to deleverage our balance sheet and fund investment in innovation; whether our UC and CC traffic will increase; our future revenue and growth; whether we can sustain an increasing pace of innovation; the success of our go to market engine; our ability to improve G&A synergies; our ability to enhance shareholder value; and our financial outlook, revenue growth, and profitability, including whether we will achieve sustainable growth and profitability.
You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: a reduction in our total costs as a percentage of revenue may negatively impact our revenues and our business; customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers; ongoing volatility and conflict in the political environment, including Russia's invasion of Ukraine; inflationary pressures and rising interest rates; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces, in which we compete may change in ways we are not anticipating; impact of supply chain disruptions; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our investments in marketing, channel and value-added resellers, new products, and our acquisition of Fuze, Inc. may not result in revenue growth; and we may not achieve our target service revenue growth, or the revenue, operating margin or other amounts we forecast in our guidance, for a particular quarter or for the full fiscal year. Our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided, in this release, financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.
These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:

Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs.
Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.
Non-GAAP Operating Expenses
Non-GAAP Operating Expenses excludes Costs of Revenue and includes Non-GAAP Research and Development expenses, Non-GAAP Sales and Marketing expenses, and Non-GAAP General and Administrative expenses, each of which excludes amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, and certain severance, transition and contract termination costs. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operational expenses.
Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance, transition and contract termination costs from Operating Profit (Loss). Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.
Non-GAAP Other Income (expense), net
Non-GAAP Other Income (expense), net excludes: amortization of debt discount and issuance cost, gain or loss on debt extinguishment, gain or loss on remeasurement of warrants, and sub-lease income from Other Income (expense), net. Management believes the Company’s investors benefit from this supplemental information to facilitate comparison of the Company’s other income (expense), performance to prior results and trends.
Non-GAAP Net Income and Adjusted EBITDA
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract termination costs, amortization of debt discount and issuance cost, gain or loss on debt extinguishment, gain or loss on remeasurement of warrants, and sub-lease income. Adjusted EBITDA excludes interest expense, provision for income taxes, depreciation, amortization of capitalized internal use software, and other income (expense), net from non-GAAP net income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.
Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the Company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.

Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract termination costs include employee termination benefits, executive severance agreements, cancellation of certain contracts, and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount.

8x8, Inc.

Media:
PR@8x8.com

Investor Relations:
Investor.relations@8x8.com

8x8, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Service revenue	$175,069	$175,765	$528,089	$533,482
Other revenue	5,937	8,635	21,203	25,927
Total revenue	181,006	184,400	549,292	559,409
Operating expenses:
Cost of service revenue	48,983	47,335	144,403	151,920
Cost of other revenue	7,177	10,176	23,533	34,302
Research and development	32,787	35,062	102,286	106,036
Sales and marketing	66,997	79,021	204,189	243,035
General and administrative	23,419	27,158	77,231	87,788
Impairment of long-lived assets	11,034	3,729	11,034	6,153
Total operating expenses	190,397	202,481	562,676	629,234
Loss from operations	(9,391)	(18,081)	(13,384)	(69,825)
Other (expense) income, net	(11,310)	(7,912)	(29,041)	7,154
Loss before provision for income taxes	(20,701)	(25,993)	(42,425)	(62,671)
Provision for income taxes	521	37	1,576	1,041
Net loss	$(21,222)	$(26,030)	$(44,001)	$(63,712)

Net loss per share:
Basic and diluted	$(0.17)	$(0.23)	$(0.37)	$(0.55)
Weighted average number of shares:
Basic and diluted	122,556	113,201	120,042	116,298
SUPPLEMENTAL DETAILS - OTHER (EXPENSE) INCOME, NET
(Unaudited, in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Interest expense	$(8,878)	$(7,607)	$(26,777)	$(13,115)
Amortization of debt discount and issuance costs	(1,157)	(1,136)	(3,397)	(3,136)
Gain (loss) on warrants remeasurement	(1,297)	(771)	1,234	522
Gain (loss) on debt extinguishment	—	2,144	(1,766)	18,250
Gain on sale of assets	—	1,757	—	1,826
Gain (loss) on foreign exchange	(1,841)	(2,616)	(1,080)	1,984
Other income	1,863	317	2,745	823
Other (expense) income, net	$(11,310)	$(7,912)	$(29,041)	$7,154

8x8, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2023	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$168,513	$111,400
Restricted cash, current	356	511
Short-term investments	1,035	26,228
Accounts receivable, net of allowance for expected credit losses of $2,723 and $3,644 as of December 31, 2023 and March 31, 2023, respectively	63,042	62,307
Deferred sales commission costs, current	36,996	38,048
Other current assets	32,528	34,630
Total current assets	302,470	273,124
Property and equipment, net	55,661	57,871
Operating lease, right-of-use assets	38,546	52,444
Intangible assets, net	91,816	107,112
Goodwill	267,453	266,863
Restricted cash, non-current	462	818
Deferred sales commission costs, non-current	56,317	67,644
Other assets, non-current	13,993	15,934
Total assets	$826,718	$841,810
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$49,493	$46,802
Accrued compensation	20,573	29,614
Accrued taxes	37,781	29,570
Operating lease liabilities, current	11,763	11,504
Deferred revenue, current	32,778	34,909
Convertible senior notes, current	63,260	62,932
Other accrued liabilities	14,878	14,556
Total current liabilities	230,526	229,887
Operating lease liabilities, non-current	59,417	65,623
Deferred revenue, non-current	10,128	10,615
Convertible senior notes	197,561	196,821
Term loan	211,092	231,993
Other liabilities, non-current	8,322	6,965
Total liabilities	717,046	741,904
Stockholders' equity:
Preferred stock: $0.001 par value, 5,000,000 shares authorized, none issued and outstanding as of December 31, 2023 and March 31, 2023	—	—
Common stock: $0.001 par value, 300,000,000 shares authorized, 123,219,383 shares and 114,659,255 shares issued and outstanding as of December 31, 2023 and March 31, 2023, respectively	123	115
Additional paid-in capital	956,005	905,635
Accumulated other comprehensive loss	(9,538)	(12,927)
Accumulated deficit	(836,918)	(792,917)
Total stockholders' equity	109,672	99,906
Total liabilities and stockholders' equity	$826,718	$841,810

8x8, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(44,001)	$(63,712)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	6,133	8,056
Amortization of intangible assets	15,296	15,954
Amortization of capitalized internal-use software costs	14,418	16,397
Impairment of capitalized software	—	3,729
Amortization of debt discount and issuance costs	3,397	3,136
Amortization of deferred sales commission costs	30,150	28,533
Allowance for credit losses	1,663	1,984
Operating lease expense, net of accretion	8,057	8,667
Impairment of right-of-use assets	11,034	2,424
Stock-based compensation expense	46,835	73,516
Loss (gain) on debt extinguishment	1,766	(18,250)
Gain on remeasurement of warrants	(1,234)	(522)
Gain on sale of assets	—	(1,826)
Other	(570)	(65)
Changes in assets and liabilities:
Accounts receivable	(2,188)	(236)
Deferred sales commission costs	(17,095)	(23,473)
Other current and non-current assets	(586)	4,715
Accounts payable and accruals	(4,471)	(22,858)
Deferred revenue	(2,272)	(1,005)
Net cash provided by operating activities	66,332	35,164

Cash flows from investing activities:
Purchases of property and equipment	(2,341)	(2,685)
Proceeds from sale of intangible assets	—	1,000
Capitalized internal-use software costs	(10,913)	(6,768)
Purchases of investments	(6,174)	(42,899)
Sales of investments	—	8,296
Maturities of investments	31,659	44,739
Acquisition of businesses, net of cash acquired	—	(1,250)
Net cash provided by investing activities	12,231	433

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	2,365	1,710
Repayment of principal on term loan	(25,000)	—
Net proceeds from term loan	—	234,015
Repayment and exchange of convertible senior notes	—	(211,786)
Repurchase of common stock	—	(60,214)
Net cash used in financing activities	(22,635)	(36,275)
Effect of exchange rate changes on cash	674	(5,747)
Net increase in cash, cash equivalents and restricted cash	56,602	(6,425)
Cash, cash equivalents and restricted cash, beginning of year	112,729	100,714
Cash, cash equivalents and restricted cash, end of year	$169,331	$94,289

Supplemental disclosures of cash flow information:

	Nine Months Ended December 31,
	2023	2022
Interest paid	24,663	9,063
Income taxes paid	5,444	1,518
Warrants issued in connection with term loan	—	5,915
Shares issued in connection with term loan and convertible senior notes	—	5,082

8x8, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,				Nine Months Ended December 31,
	2023		2022		2023		2022
Costs of Revenue:
GAAP cost of service revenue (as a percentage of service revenue)	$48,983	28.0%	$47,335	26.9%	$144,403	27.3%	$151,920	28.5%
Amortization of acquired intangible assets	(2,118)		(2,125)		(6,354)		(6,634)
Stock-based compensation expense and related employer payroll taxes	(1,694)		(2,148)		(5,661)		(7,301)
Legal and regulatory costs	—		(85)		—		(85)
Severance, transition and contract exit costs	(444)		(348)		(732)		(1,526)
Non-GAAP cost of service revenue (as a percentage of service revenue)	$44,727	25.5%	$42,629	24.3%	$131,656	24.9%	$136,374	25.6%
GAAP service revenue margin (as a percentage of service revenue)	$126,086	72.0%	$128,430	73.1%	$383,686	72.7%	$381,562	71.5%
Non-GAAP service revenue margin (as a percentage of service revenue)	$130,342	74.5%	$133,136	75.7%	$396,433	75.1%	$397,108	74.4%

GAAP cost of other revenue (as a percentage of other revenue)	$7,177	120.9%	$10,176	117.8%	$23,533	111.0%	$34,302	132.3%
Stock-based compensation expense and related employer payroll taxes	(459)		(902)		(1,578)		(2,986)
Severance, transition and contract exit costs	(74)		(517)		(124)		(1,294)
Non-GAAP cost of other revenue	$6,644	111.9%	$8,757	101.4%	$21,831	103.0%	$30,022	115.8%
GAAP other revenue margin (as a percentage of other revenue)	$(1,240)	(20.9)%	$(1,541)	(17.8)%	$(2,330)	(11.0)%	$(8,375)	(32.3)%
Non-GAAP other revenue margin (as a percentage of other revenue)	$(707)	(11.9)%	$(122)	(1.4)%	$(628)	(3.0)%	$(4,095)	(15.8)%

GAAP gross margin (as a percentage of total revenue)	$124,846	69.0%	$126,889	68.8%	$381,356	69.4%	$373,187	66.7%
Non-GAAP gross margin (as a percentage of total revenue)	$129,635	71.6%	$133,014	72.1%	$395,805	72.1%	$393,013	70.3%

Operating Expenses:
GAAP research and development (as a percentage of total revenue) (1)	$32,787	18.1%	$35,062	19.0%	$102,286	18.6%	$106,036	19.0%
Stock-based compensation expense and related employer payroll taxes	(5,190)		(7,183)		(17,973)		(23,149)
Acquisition and integration costs	—		—		(98)
Severance, transition and contract exit costs (1)	(585)		(1,167)		(1,798)		(1,311)
Non-GAAP research and development (as a percentage of total revenue)	$27,012	14.9%	$26,712	14.5%	$82,417	15.0%	$81,576	14.6%

GAAP sales and marketing (as a percentage of total revenue)	$66,997	37.0%	$79,021	42.9%	$204,189	37.2%	$243,035	43.4%
Amortization of acquired intangible assets	(2,982)		(3,106)		(8,946)		(9,319)
Stock-based compensation expense and related employer payroll taxes	(3,894)		(6,653)		(13,324)		(21,816)
Severance, transition and contract exit costs	(342)		(2,351)		(745)		(3,072)
Non-GAAP sales and marketing (as a percentage of total revenue)	$59,779	33.0%	$66,911	36.3%	$181,174	33.0%	$208,828	37.3%

GAAP general and administrative (as a percentage of total revenue) (2)	$23,419	12.9%	$27,158	14.7%	$77,231	14.1%	$87,788	15.7%
Stock-based compensation expense and related employer payroll taxes	(3,653)		(4,354)		(11,456)		(19,040)
Acquisition and integration costs	(102)		(555)		(654)		(2,733)
Legal and regulatory costs	(98)		(57)		(5,445)		212
Severance, transition and contract exit costs (2)	(978)		(1,130)		(1,912)		(1,155)
Non-GAAP general and administrative (as a percentage of total revenue)	$18,588	10.3%	$21,062	11.4%	$57,764	10.5%	$65,072	11.6%
GAAP Operating Expenses (as a percentage of total revenue)	$123,203	68.1%	$141,241	76.6%	$383,706	69.9%	$436,859	78.1%
Non-GAAP Operating Expenses (as a percentage of total revenue)	$105,379	58.2%	$114,685	62.2%	$321,355	58.5%	$355,476	63.5%

	Three Months Ended December 31,				Nine Months Ended December 31,
	2023		2022		2023		2022

Operating Profit (Loss):
GAAP loss from operations (as a percentage of total revenue)	$(9,391)	(5.2)%	$(18,081)	(9.8)%	$(13,384)	(2.4)%	$(69,825)	(12.5)%
Amortization of acquired intangible assets	5,100		5,231		15,300		15,953
Stock-based compensation expense and related employer payroll taxes	14,890		21,240		49,992		74,292
Acquisition and integration costs	102		555		752		2,733
Legal and regulatory costs	98		142		5,445		(127)
Severance, transition and contract exit costs (3)	2,423		5,513		5,311		8,358
Impairment of long-lived assets (4)	11,034		3,729		11,034		6,153
Non-GAAP operating profit (as a percentage of total revenue)	$24,256	13.4%	$18,329	9.9%	$74,450	13.6%	$37,537	6.7%

Other Income (Expenses):
GAAP other income (expense), net (as a percentage of total revenue)	$(11,310)	(6.2)%	$(7,912)	(4.3)%	$(29,041)	(5.3)%	$7,154	1.3%
Amortization of debt discount and issuance cost	1,157		1,136		3,398		3,136
(Gain) loss on debt extinguishment	—		(2,144)		1,766		(18,250)
Gain on warrants remeasurement	1,297		771		(1,234)		(522)
Gain on sale of assets	—		(1,757)		—		(1,826)
Sublease Income	(120)		(116)		(351)		(348)
Non-GAAP other (expense) income, net (as a percentage of total revenue)	$(8,976)	(5.0)%	$(10,022)	(5.4)%	$(25,462)	(4.6)%	$(10,656)	(1.9)%

Net Income (Loss):
GAAP net loss (as a percentage of total revenue)	$(21,222)	(11.7)%	$(26,030)	(14.1)%	$(44,001)	(8.0)%	$(63,712)	(11.4)%
Amortization of acquired intangible assets	5,100		5,231		15,300		15,953
Stock-based compensation expense and related employer payroll taxes	14,890		21,240		49,992		74,292
Acquisition and integration costs	102		555		752		2,733
Legal and regulatory costs	98		142		5,445		(127)
Severance, transition and contract exit costs (3)	2,423		5,513		5,311		8,358
Impairment of long-lived assets (4)	11,034		3,729		11,034		6,153
Amortization of debt discount and issuance cost	1,157		1,136		3,398		3,136
(Gain) loss on debt extinguishment	—		(2,144)		1,766		(18,250)
(Gain) loss on warrants remeasurement	1,297		771		(1,234)		(522)
Gain on sale of assets	—		(1,757)		—		(1,826)
Sublease income	(120)		(116)		(351)		(348)
Income tax expense effects, net (5)	—		—		—		—
Non-GAAP net income (as a percentage of total revenue)	$14,759	8.2%	$8,270	4.5%	$47,412	8.6%	$25,840	4.6%
Interest expense	8,878		7,607		26,777		13,115
Provision for income taxes	521		37		1,576		1,041
Depreciation	2,043		2,432		6,132		8,056
Amortization of capitalized internal-use software costs	4,358		4,904		14,418		16,397
Other expense (income), net	98		2,415		(1,314)		(2,459)
Adjusted EBITDA (as a percentage of total revenue)	$30,657	16.9%	$25,665	13.9%	$95,001	17.3%	$61,990	11.1%

Shares used in computing net loss per share amounts:
Basic	122,556		113,201		120,042		116,298
Diluted	124,253		113,711		121,874		117,384
GAAP net loss per share - Basic and Diluted	$(0.17)		$(0.23)		$(0.37)		$(0.55)
Non-GAAP net income per share - Basic	$0.12		$0.07		$0.39		$0.22
Non-GAAP net income per share - Diluted	$0.12		$0.07		$0.39		$0.22

(1) During the three and nine months ended December 31, 2022, the Company reclassified $3.7 million impairment of capitalized software from research and development expenses to impairment of long-lived assets in the condensed consolidated statement of operations to conform to current period presentation.
(2) During the three and nine months ended December 31, 2022, the Company reclassified $2.4 million impairment of right-of-use assets from general and administrative expenses to impairment of long-lived assets in the condensed consolidated statement of operations to conform to current period presentation.
(3) During the three and nine months ended December 31, 2022, the Company reclassified $3.7 million impairment of capitalized software and $6.2 million of impairment of capitalized software and right-of-use assets, respectively, to impairment of long-lived assets in the condensed consolidated statement of operations to conform to current period presentation.
(4) During the three and nine months ended December 31, 2023, amounts include impairment charges related to partially ceasing use of the Company's Headquarters and an international office space.
(5) Non-GAAP adjustments do not have a material impact on our federal income tax provision due to past non-GAAP losses.

8x8, INC.
SELECTED OPERATING METRICS
(Unaudited, in millions, except number of enterprise customers)

	Fiscal 2023				Fiscal 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
TOTAL ARR (1)	$688	$692	$698	$703	$703	$707	$707
Growth % (YoY)	28%	25%	22%	2%	2%	2%	1%

ARR BY CUSTOMER SIZE
ENTERPRISE (2)	$403	$401	$400	$405	$404	$407	$409
% of Total ARR	59%	58%	57%	58%	58%	58%	58%
Growth % (YoY)	54%	42%	30%	3%	—%	1%	2%

MID-MARKET (3)	$125	$127	$130	$130	$132	$131	$129
% of Total ARR	18%	18%	19%	19%	19%	19%	18%
Growth % (YoY)	22%	23%	27%	2%	5%	3%	(1%)

SMALL BUSINESS (4)	$159	$164	$168	$168	$167	$170	$168
% of Total ARR	23%	24%	24%	24%	24%	24%	24%
Growth % (YoY)	(7%)	(2%)	4%	1%	5%	4%	—%
(1) Annualized Recurring Subscriptions and Usage Revenue (ARR) (A) equals the sum of the most recent month of (i) recurring subscription amounts and (ii) platform usage charges for all CPaaS customers that demonstrate consistent monthly usage above a minimum threshold over the prior six-month period, multiplied by 12, and (B) excluding any non-bundled or overage usage fees associated with UCaaS subscriptions.
(2) Enterprise ARR is defined as ARR from customers that generate >$100,000 ARR.
(3) Mid-market ARR is defined as ARR from customers that generate $25,000 to $100,000 ARR.
(4) Small business ARR is defined as ARR from customers that generate <$25,000 ARR.
Selected operating metrics presented in this table have not been derived from financial measures that have been prepared in accordance with U.S. Generally Accepted Accounting Principles. 8x8 measures the success of our strategy to attract and retain customers, in part, by analyzing trends in ARR and believes ARR may be useful to investors in evaluating our performance. 8x8 believes ARR is a useful indicator for measuring the overall performance of the business because it includes new customer additions, add-on sales, renewals and customer churn within a single metric. 8x8 uses trends in ARR to assess our ongoing operations, allocate resources, and drive the performance of the business. Management monitors these metrics together, and not individually, as it does not make business decisions based upon any single metric. ARR is a performance metric and should be viewed independently of revenue and deferred revenue, and ARR is not intended to be a substitute for, or combined with, any of these items. We caution that our presentation may not be consistent with that of other companies. Prior period metrics and customer classifications have not been adjusted for current period changes unless noted.